INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-91127), Form S-8 (333-86903), Form S-8 (333-59995), Form S-3/A
(333-59295), Form S-3/A (333-46441), Form S-8 (333-39335), Form S-8 (333-16381),
and Form S-8 (333-05773) of our report dated February 16, 2000 on the consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in its 1999 Annual Report on Form 10-K.

Richard A. Eisner & Company, LLP

New York, New York
March 23, 2000